EXHIBIT 32.2

Certification Pursuant to Rule 13a-14(b)
Under the Securities Exchange Act of 1934 and
Section 1350, Chapter 63 of Title 18, United States Code
Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:
The Company’s Quarterly Report on Form 10-Q dated May 6, 2016, as amended (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DOYLE R. SIMONS
Doyle R. Simons President and Chief Executive Officer

Dated:	June 17, 2016

/s/ RUSSELL S. HAGEN
Russell S. Hagen Senior Vice President and Chief Financial Officer

Dated:	June 17, 2016

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code and is not being filed as part of the Form 10-Q or as a separate disclosure document.